Exhibit 10.11

Statement Regarding the Semtech Executive Compensation Plan

The Company has established a deferred compensation plan under which executives selected by the Compensation Committee of the Board of Directors, including named executive officers, may defer up to 100% of their salary, as defined by the plan. Documents related to this plan are attached as Exhibits 10.12, 10.13 and 10.14 of this Form 10K.

As currently implemented, the Company will match dollar for dollar up to the first 20% of employee contributions for the Chief Executive Officer, Chief Financial Officer, and Chief Operating Officer positions; up to the first 15% for participants at the Vice President level; and up to the first 10% for other participants.